EXHIBIT 10.1
Loan No. RI0291S01
STATUSED REVOLVING CREDIT SUPPLEMENT
     THIS SUPPLEMENT to the Master Loan Agreement dated June 6, 2005, (the “MLA”), is entered into as of July 17, 2006 between FARM CREDIT SERVICES OF AMERICA, FLCA (“Farm Credit”) and WESTERN IOWA ENERGY, LLC, Wall Lake, Iowa (the “Company”).
     SECTION 1. The Revolving Credit Facility. On the terms and conditions set forth in the MLA and this Supplement, Farm Credit agrees to make loans to the Company during the period set forth below in an aggregate principal amount not to exceed, at any one time outstanding, the lesser of $2,000,000.00 (the “Commitment”), or the “Borrowing Base” (as calculated pursuant to the Borrowing Base Report attached hereto as Exhibit A). Within the limits of the Commitment, the Company may borrow, repay and reborrow.
     SECTION 2. Purpose. The purpose of the Commitment is to finance eligible soybean oil and bio-diesel inventory.
     SECTION 3. Term. The initial term of the Commitment shall be the date hereof, up to and including July 1, 2007, or such later date as Agent (as that term is defined in the MLA) may, in its sole discretion, authorize in writing. Notwithstanding the foregoing, the Commitment shall be renewed for an additional one year renewal term only if, on or before the last day of the initial term or any renewal term (the “Expiration Date”), Agent provides to the Company a written notice of renewal for an additional year (a “Renewal Notice”). If on or before the Expiration Date, Agent grants a short-term extension of the Commitment, the Commitment shall be renewed for an additional year only if Agent provides to the Company a Renewal Notice on or before such extended expiration date. All annual renewals shall be measured from, and effective as of, the same day as the Expiration Date in any year.
     SECTION 4. Interest. The Company agrees to pay interest on the unpaid balance of the loans in accordance with one or more of the following interest rate options, as selected by the Company:
     (A) Agent Base Rate. At a rate per annum equal at all times to 3/4 of 1% above the rate of interest established by Agent from time to time as its “Agent Base Rate”, which Rate is intended by Agent to be a reference rate and not its lowest rate. The Agent Base Rate will change on the date established by Agent as the effective date of any change therein and Agent agrees to notify the Company of any such change.
     (B) Quoted Rate. At a fixed rate per annum to be quoted by Agent in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 30 days; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; and (3) the maximum number of fixes in place at any one time shall be 5.
     (C) LIBOR. At a fixed rate per annum equal to “LIBOR” (as hereinafter defined) plus 3 1/2%. Under this option: (1) rates may be fixed for “Interest Periods” (as hereinafter defined) of 1, 2, 3, 6, 9 or 12 months, as selected by the Company; (2) amounts may be fixed in increments of $100,000.00 or multiples thereof; (3) the maximum number of fixes in place at any one time shall be 5; and (4) rates may only be fixed on a “Banking Day” (as hereinafter defined) on 3 Banking Days’ prior written notice.

Statused Revolving Credit Supplement RI0291S01
Western Iowa Energy, LLC	-2-
Wall Lake, Iowa
For purposes hereof: (a) “LIBOR” shall mean the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on “Eurocurrency Liabilities” (as hereinafter defined) for banks subject to “FRB Regulation D” (as herein defined) or required by any other federal law or regulation) quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time 2 Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company, as published by Bloomberg or another major information vendor listed on BBA’s official website; (b) “Banking Day” shall mean a day on which Agent is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) “Interest Period” shall mean a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the next calendar month or the month that is 2, 3, 6, 9 or 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” shall have meaning as set forth in “FRB Regulation D”; and (e) “FRB Regulation D” shall mean Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.
The Company shall select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. Upon the expiration of any fixed rate period, interest shall automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans. All elections provided for herein shall be made electronically (if applicable), telephonically or in writing and must be received by Agent not later than 12:00 Noon Company’s local time in order to be considered to have been received on that day; provided, however, that in the case of LIBOR rate loans, all such elections must be confirmed in writing upon Agent’s request. Interest shall be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and shall be payable monthly in arrears by the 20th day of the following month or on such other day in such month as Agent shall require in a written notice to the Company; provided, however, in the event the Company elects to fix all or a portion of the indebtedness outstanding under the LIBOR interest rate option above, at Agent’s option upon written notice to the Company, interest shall be payable at the maturity of the Interest Period and if the LIBOR interest rate fix is for a period longer than 3 months, interest on that portion of the indebtedness outstanding shall be payable quarterly in arrears on each three-month anniversary of the commencement date of such Interest Period, and at maturity.
     SECTION 5. Promissory Note. The Company promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment. In addition to the above, the Company promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth in Section 4 hereof.
     SECTION 6. Borrowing Base Reports, Etc. The Company agrees to furnish a Borrowing Base Report to Agent at such times or intervals as Agent may from time to time request. Until receipt of such a request, the Company agrees to furnish a Borrowing Base Report to Agent within 30 days after

Statused Revolving Credit Supplement RI0291S01
Western Iowa Energy, LLC	-3-
Wall Lake, Iowa
each month end calculating the Borrowing Base as of the last day of the month for which the Report is being furnished. However, if no balance is outstanding hereunder on the last day of such month, then no Report need be furnished. Regardless of the frequency of the reporting, if at any time the amount outstanding under the Commitment exceeds the Borrowing Base, the Company shall immediately notify Agent and repay so much of the loans as is necessary to reduce the amount outstanding under the Commitment to the limits of the Borrowing Base,
     SECTION 7. Letters of Credit. If agreeable to Agent in its sole discretion in each instance, in addition to loans, the Company may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after receipt of a duly completed and executed copy of Agent’s then current form of application or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and shall reduce the amount available under the Commitment by the maximum amount capable of being drawn thereunder. Any draw under any letter of credit issued hereunder shall be deemed an advance under the Commitment. Each letter of credit must be in form and content acceptable to Agent and must expire no later than the maturity date of the loans. Notwithstanding the foregoing or any other provision hereof, the maximum amount capable of being drawn under each letter of credit must be statused against the Borrowing Base in the same manner as if it were a loan, and in the event that (after repaying all loans) the maximum amount capable of being drawn under the letters of credit exceeds the Borrowing Base, then the Company shall immediately notify Agent and pay to Agent (to be held as cash collateral) an amount equal to such excess.
     SECTION 8. Commitment Fee. In consideration of the Commitment, the Company agrees to pay to Agent a commitment fee on the average daily unused portion of the Commitment at the rate of 2/5 of 1% per annum (calculated on a 360 day basis), payable monthly in arrears by the 20th day following each month. Such fee shall be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment. For purposes of calculating the commitment fee only, the “Commitment” shall mean the dollar amount specified in Section 1 hereof, irrespective of the Borrowing Base.
     SECTION 9. Loan Origination Fee. In consideration of the Commitment, the Company agrees to pay to Agent on the execution hereof a loan origination fee in the amount of $5,000.00.
     IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

FARM CREDIT SERVICES OF AMERICA, FLCA		WESTERN IOWA ENERGY, LLC

By:	/s/ Shane Frahm	By:	/s/ John Geake

Title:	Vice President	Title: Chairman

NOTICE TO BORROWER
     THE FOLLOWING DISCLOSURE RELATES TO THE AT RISK NATURE OF THE EQUITY INVESTMENT REQUIRED AS A CONDITION TO AN EXTENSION OF CREDIT. PLEASE READ THESE MATERIALS CLOSELY WHEN EVALUATING THE PROPOSED CREDIT TERMS.
     You have received, or the bank has made available to you, the bank’s most recent annual report, the most recent quarterly report, a copy of the Bylaws, and a copy of the current Capital Plan.
     As a condition to the extension of credit, borrowers are required to own equity in the bank. Equity ownership requirements are established by the board of directors from time to time as set forth in the Capital Plan. Currently the Capital Plan requires each active stockholder to own a minimum investment of the bank’s capital of $1,000 or 2 percent of the loan, whichever is less. After this minimum level is achieved, all future capitalization requirements will be made through retained patronage earnings and no additional out-of-pocket equity purchases beyond the initial investment will be required. Equity of owners whose current investment is above target level will be available for retirement until the target equity level is reached. The Capital Plan may be amended from time to time by the board of directors. Such amendments may increase the amount of capital required to be invested to maintain a loan.
     Equity will be retired and patronage distributions will be made in accordance with the Bylaws and Capital Plan, as may be amended from time to time. ALL EQUITY IN THE BANK: (l) IS RETIREABLE ONLY AT THE DISCRETION OF THE BOARD OF DIRECTORS AND THEN ONLY IF MINIMUM CAPITAL STANDARDS ESTABLISHED BY LAW ARE MET; AND (2) IS AN INVESTMENT IN THE BANK THAT IS AT RISK AND SHOULD NOT BE CONSIDERED EQUIVALENT TO A COMPENSATING BALANCE. AT PRESENT, THE BANK MEETS ITS MINIMUM CAPITAL STANDARDS AND KNOWS OF NO REASON WHY IT SHOULDN’T CONTINUE TO MEET THOSE STANDARDS ON THE BANK’S NEXT EARNINGS DISTRIBUTION DATE.

P.O. Box 5110 Denver, Colorado 80217 5500 South Quebec Street Greenwood Village, CO 80111 Phone: (303) 740-4000 Fax: (303) 694-5851 (Closing Dept.)
July 28, 2006`
Mr. Chris Daniel, General Manager
Western Iowa Energy, LLC
P.O. Box 399
Wall Lake, Iowa 51466
Dear Mr. Daniel:
As administrative agent for Farm Credit Services of America, FLCA (“Farm Credit”), CoBank has enclosed Statused Revolving Credit Supplement RI0291S01. It is important that this document be executed by an officer authorized by your board resolution and who has signed on the most recent incumbency certificate (a copy with the authorized signatures highlighted is included). Please return the documents to CoBank at your earliest convenience. An additional set of documents has been forwarded to Farm Credit Services of America for their execution.
You are welcome to expedite the processing of this transaction by faxing the signed documentation to Loan Processing Closing, provided that all such documentation (bearing the ORIGINAL ink signatures) is promptly mailed to CoBank at the address shown below. The fax number for Loan Processing Closing is (303) 694-5851. Please mail the documentation with original signatures to: Loan Processing Closing, CoBank, ACB, 5500 South Quebec, Greenwood Village, Colorado 80111.
The following documents are enclosed and are required to be returned:
1.	Statused Revolving Credit Supplement No. RI0291S01. Please review the agreement and have it signed by an officer authorized by the resolution. Please note that a duplicate signature page is included with the agreement. We request that all signature pages be completed to allow for originals to be distributed to the various parties to each agreement.
2.	Invoice. The invoice is for the fee associated with this document. Please retain one copy for your records and return the duplicate indicating your choice of payment method.
     Additionally enclosed are the following documents:
1.	Borrowing Base Report. As a requirement to Seasonal Supplement RI0291S01, a borrowing base report form should be forwarded to CoBank on a monthly basis. Enclosed is a supply of these reports. Please refer to Section 6 of the supplement for instructions on the completion and submission of your report.
2.	Notice To Borrower. Please keep this notice with your records.
If these documents are acceptable to you, please have all the signature pages signed by an authorized officer and return to CoBank. A self-addressed envelope has been included for returning the executed documents to Loan Processing Closing, CoBank, ACB, 5500 South Quebec Street, Greenwood Village, Colorado 80111. Upon approval, an authorized officer of Farm Credit will sign the necessary documentation and copies will be mailed to you for your records.

Mr. Chris Daniel, General Manager

July 21, 2006
If you have any questions, please feel free to call me at (800) 322-3654 (ext. 020225) or Doug Jones at (800) 346-5717, (ext. 22008). Thank you for your continued patronage and support of Farm Credit and CoBank.
Sincerely,
/s/ Gina Sandberg
Gina Sandberg
Documentation Specialist
Enclosures

EXHIBIT A
Seasonal Borrowing Base Report

Western Iowa Energy, LLC (RIO291S01) CIF#00034864	Wall Lake, Iowa	<--For Period Ending

For purposes hereof, ELIGIBLE INVENTORY shall mean inventory which: (a) is of a type shown below; (b) is owned by the borrower and not held by the borrower on consignment or similar basis; (c) is not subject to a lien except in favor of Farm Credit Services of America; (d) is in commercially marketable condition; and (e) is not deemed ineligible by Farm Credit Services of America. Furthermore, market price shall mean the commodity FOB at the plant. For purposes hereof, ELIGIBLE RECEIVABLES shall mean rights to payment for goods sold and delivered or for services rendered which: (a) are not subject to any dispute, set-off, or counterclaim; (b) are not owing by an account debtor that is subject to a bankruptcy, reorganization, receivership or like proceeding; (c) are not subject to a lien in favor of any third party, other than liens authorized by Farm Credit Servcies of America in writing; (d) are not owing by an account debtor that is owned or controlled by the borrower, and (e) are not deemed ineligible by Farm Credit Services of America.

Line	Type of Eligible Asset	Amount/Price/Value	Advance Rate	Collateral Value

1	Owned Soybean Oil Inventory (pounds)

2	Soybean Oil Price (lower of cost or market — $/lb.)

3.	SoyBean Oil Value (Line 1 x Line 2)		75%

4	Less All Soybean Oil Payables		-100%

5	Owned Biodiesel Inventory (gallon)

6	Biodiesel Price (market — $/gallon)

7	Biodiesel Value (Line 11 x Line 12)		75%

8	Total Borrowing Base —>

9	Less: Outstanding Balance of Loan (S01)	100%

10	Less: Issued Letters of Credit (on S01)	100%

11	Total Deducts (Lines 9+10) —>

12	EXCESS OR DEFICIT* (Line 8 – Line 11) —>

*Note: If a deficit exists, funds must be remitted to CoBank within 5 business days of month end.
I HEREBY CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THIS INFORMATION IS TRUE AND CORRECT.

Authorized Signature	Title	Date

Printed Name: